Exhibit 10.(a)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of the 14th day of August 2006, by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation (“Landlord”), and ING LIFE INSURANCE AND ANNUITY CO. f/k/a AETNA LIFE INSURANCE AND ANNUITY CO., a Connecticut corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of December 13, 2000 (the “Lease”); and

WHEREAS, Landlord and Tenant wish to modify the Lease as provided herein;

NOW THEREFORE, as a part of the settlement of litigation between Tenant and an affiliate of Landlord and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and legal sufficiency of which is hereby acknowledged Landlord and Tenant hereby agree as follows:

1.            All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease, respectively.

2.            Landlord hereby grants Tenant a one-time option (the “Extension Option”) to extend the Term of the Lease until either: (a) January 31, 2008; or (b) February 29, 2008, which option shall be exercised by delivery of written notice of such exercise to Landlord on or before June 30, 2007. Such notice shall specify one of the foregoing dates (such date, the “Extended Expiration Date”). The period from December 31, 2007 to and including the Extended Expiration Date is hereafter referred to as the “Extension Period”. Upon the exercise of the Extension Option, the Term shall be extended until the Extended Expiration Date and the term “Expiration Date” as used in the Lease shall mean the Extended Expiration Date. The Extension Period shall be on all of the terms contained in the Lease, provided that Base Rent due for the Extension Period shall be at the monthly rate set forth in Section 4.1 of the Lease.

3.              Notwithstanding anything to the contrary that may be expressly provided or implied in the Lease, including without limitation Article 8.3 thereof, during any Extension Period Landlord shall have a right of access to the Premises, on reasonable advance notice, for any reasonable purpose, including without limitation building out or improving portions of the Premises in anticipation of Landlord’s future occupancy of the Premises, provided such does not materially and adversely interfere with Tenant’s use of the Premises. Tenant shall make reasonable accommodations to Landlord for such purposes. Nothing herein is intended to limit in any way Landlord’s rights of access already provided under the Lease including without limitation under Article 8.3 thereof.

4.            Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of the Amendment. Landlord and Tenant shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

5.            All notices pursuant to the Lease and this Amendment shall be delivered in the manner provided in the Lease, but addressed as follows (subject to further modification as provided in the Lease)

if to Landlord:	Aetna Life Insurance Company
151 Farmington Avenue
Hartford, CT 06156
Attention: Real Estate Services

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with a copy to:	Reid and Riege, P.C.
One Financial Plaza
Hartford, CT 06103
Attention: Joseph K. Fortier, Esq.

if to Tenant:	ING Life Insurance And Annuity Co.
151 Farmington Avenue (TN41)
Hartford, CT 06156
Attn: Corporate Real Estate Group

with a copy to:	Mayo Crowe LLC
CityPlace II
185 Asylum Street
Hartford, CT 06103
Attn: David S. Hoopes

6.            As modified hereby, the Lease is hereby ratified and confirmed and shall remain in full force and effect. Landlord and Tenant represent that the respective person executing this Amendment on its behalf has all power and authority necessary to execute this Amendment and to bind such party.

7.            This Amendment may be executed in multiple counterparts with less than all of the signatures of the parties hereto, each such counterpart shall be considered an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Amendment the day and year first above written.

LANDLORD:		TENANT:
AETNA LIFE INSURANCE COMPANY		ING LIFE INSURANCE AND ANNUITY CO.
By:	/s/ Rob Stillman	By:	/s/ Ron Falkner
Its:	Counsel	Its:	VP

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